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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cotton States Life Insurance Company:

We consent to incorporation by reference in Registration Statement Nos. 33-30696, 333-00795, 333-00793, 333-110738, and 033-30696 on Form S-8 of Cotton
States Life Insurance Company of our report dated March 14, 2003 with respect to the consolidated statements of earnings, shareholders' equity, cash flows, and comprehensive income of Cotton States Life Insurance Company and subsidiaries for the year ended December 31, 2001, which appears in the December 31, 2003 Annual Report on Form 10-K of Cotton States Life Insurance Company and subsidiaries.

/s/ KPMG LLP
Atlanta, Georgia
March 29, 2004